                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              Invivo Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 1999

To the Stockholders of
Invivo Corporation:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Invivo Corporation (the "Company"), a Delaware corporation, will be held on May 25, 1999 at 10:00 a.m. at the Company's offices located at 4900 Hopyard Road, Suite 210, Pleasanton, California, 94588 for the following purpose:

          To amend the Company's Restated Certificate of Incorporation to authorize the issuance of up to 20,000,000 shares of Common Stock.

     The Board of Directors has fixed the close of business on April 21, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                          By Order of the Board of Directors

                                          James B. Hawkins
                                          Secretary

April 26, 1999

                               INVIVO CORPORATION
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Invivo Corporation (the "Company") for use at the Special Meeting of Stockholders to be held on May 25, 1999 at 10:00 a.m. at the Company's offices located at 4900 Hopyard Road, Suite 210, Pleasanton, California, 94588.

     This proxy statement and the accompanying proxy card are being mailed to all stockholders on or about April 26, 1999.

VOTING

     The record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof has been fixed as April 21, 1999. As of that date, there were outstanding 4,193,318 shares of Common Stock of the Company. Each stockholder will be entitled to one vote for each share of Common Stock held on all matters to be voted upon. Abstentions are considered as shares present and entitled to vote and therefore will have the same effect as a vote against this matter. Broker non-votes are considered as shares not entitled to vote with respect to this matter, but are counted toward the establishment of a quorum. Subject to prior revocation, all shares represented at the meeting by properly executed proxies will be voted in accordance with specifications on the proxy. If no specification is made, the shares will be voted in favor of the proposal authorizing the issuance of up to 20,000,000 shares of Common Stock. In order to be approved, a majority of the shares outstanding must vote in favor of the proposal.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4900 Hopyard Road, Suite 210, Pleasanton, California, 94588, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the enclosed proxy and any additional information furnished to stockholders. Copies of solicitation material will be furnished to stockholders, and to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid for any such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of the Company's stockholders that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of stockholders must be received by the Secretary of the Company at its offices at 4900 Hopyard Road, Suite 210, Pleasanton, California, 94588, no later than July 15, 1999 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, proposals of the Company's stockholders that such stockholders intend to present at that meeting, but not include in the Company's proxy statement and form of proxy, must be received by the Company's Secretary at the Company's offices at 4900 Hopyard Road, Suite 210, Pleasanton, California,

94588, no later than September 28, 1999. In the event that the Company does not receive timely notice with respect to such a proposal, the proxy holders named by the Company's Board of Directors for such meeting will exercise their discretionary voting power on such proposal.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 15, 1999 by (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director, (iii) the chief executive officer and each other executive officer of the Company as of June 30, 1998 whose salary and bonus for the year ended June 30, 1998 exceeded $100,000, and (iv) all officers and directors of the Company as a group.

                                                                 AMOUNT OF
                                                                BENEFICIAL           PERCENTAGE
                           NAME*                              OWNERSHIP(1)(2)        OF SHARES
                           -----                              ---------------        ----------
Pillar Corporation..........................................      363,986                8.0%
  330 E. Kilbourn Ave. Suite 710
  Milwaukee, WI 53202
Ernest C. Goggio............................................      414,986(3)             9.8%
Botti Brown Asset Management................................      274,480                6.5%
  655 Montgomery Street, Suite 600
  San Francisco, CA 94111
Dawson Samberg Capital Management, Inc......................      260,000                6.2%
  354 Pequot Avenue
  Southport, CT 06490
James B. Hawkins............................................      277,416(4)             6.4%
George S. Sarlo.............................................      109,937(5)             2.6%
Roger Susi..................................................       40,250(6)             1.0%
Laureen De Buono............................................       10,000(7)             0.2%
John F. Glenn...............................................       19,000(8)             0.5%
F. Larry Young..............................................       12,500(9)             0.3%
All executive officers and directors as a group (7
  persons)..................................................      884,089(3)(10)        19.5%

---------------
  * The address of each of the directors or executive officers is c/o Invivo Corporation, 4900 Hopyard Road Suite 210, Pleasanton, CA 94588

 (1) Each of the individuals included in the table has sole voting and investment power over the shares listed, subject to the right of his spouse, if any, under applicable community property laws.

 (2) Except as indicated, amounts do not reflect shares reserved for issuance for options granted under the Company's Stock Option Plan or non-qualified stock option agreements.

 (3) Includes the shares of Common Stock owned of record by Pillar Corporation, of which Mr. Goggio is the president and majority stockholder, 250,000 shares of Common Stock owned by the Pillar Charitable Remainder Unitrust, of which Mr. Goggio is the sole trustee, and 28,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

 (4) Includes 167,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

 (5) Includes 78,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

 (6) Includes 20,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

 (7) Includes 10,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

 (8) Includes 19,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

 (9) Includes 12,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

(10) Includes 335,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

                                   PROPOSAL 1

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Board of Directors has unanimously approved an amendment to Article 4 of its Certificate of Incorporation that would authorize the Company to issue up to 20,000,000 shares of Common Stock, par value $0.01. The Company is now seeking shareholder approval of this amendment. The amended Article 4 would read in its entirety as follows:

          The total number of shares of stock which the corporation shall have authority to issue is twenty-one million (21,000,000), of which stock twenty million (20,000,000) shares of the par value of One Cent ($.01) each shall be Common Stock and of which one million (1,000,000) shares of the par value of One Cent ($.01) each shall be Preferred Stock.

          The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock may be determined at a later date by the board of directors.

     The purpose of the proposed increase in authorized shares is to give the Company the flexibility to raise capital through the issuance of shares of Common Stock, to continue to issue shares under the Company's stock option plan, and/or to finance acquisitions. Additional authorized shares could be used to raise cash assets through sales of stock to public and private investors. Additional authorized shares could also be used to finance possible future acquisitions of businesses or products or to compensate employees as part of the Company's stock option plan. The proposed amendment also adds the phrase "of the Preferred Stock" to the second paragraph of Article 4 to clarify that the Board's ability to designate powers, preferences and rights of authorized shares is with reference to the authorized Preferred Stock.

     The Company has no current plans for the issuance of additional shares, other than in response to the exercise of options already outstanding under its stock option plan or perhaps through the grant of a small number of additional options under that plan. In addition, the Company may issue additional shares as part of an earnout to the former shareholders of its Invivo Research, Inc. subsidiary. The total remaining purchase price for that earnout is approximately $2,900,000, and the Company must make payment on that amount by June 1, 1999. The Company has the right make one-third of that payment in the form of shares of its Common Stock. The Company has not yet determined whether it will choose to do so, but without shareholder approval of the proposed increase in authorized shares, the Company would be unable to make that portion of the payment using shares of Common Stock even if the Board of Directors determines doing so is in the Company's best interests.

     Currently the Company is authorized to issue 5,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. On March 15, 1999, 4,192,318 shares of Common Stock were outstanding, and no shares of Preferred Stock were outstanding. As of March 15, 1999, the Company had outstanding options to purchase 746,325 shares of its Common Stock. In addition, 54,000 shares of Common Stock are reserved for issuance should the underwriters of the Company's recent public offering choose to exercise their over-allotment option. Thus, as of March 15, 1999, only 7,357 shares of Common Stock remained authorized but neither outstanding nor reserved for these commitments already made.

     The Board of Directors will be able to issue authorized shares of Common Stock without further approval of the Company's stockholders, subject to certain requirements for stockholder approval of share issues under the Company's listing agreement with the Nasdaq National Market and under Delaware law. The holders of shares of Common Stock elect all directors, are entitled to one vote per share and are not entitled to cumulate their votes in the election of directors. Holders of record are entitled to receive dividends when and if declared by the Board of Directors out of legally available funds. Upon any liquidation, dissolution or windup of the

Company, holders of Common Stock are entitled to share pro rata in any amounts available for distribution to the stockholders after payment of all creditors and liquidation preferences of any Preferred Stock that may be outstanding. Stockholders have no preemptive, subscription, redemption or conversion rights. Any future issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share of Common Stock and on the equity and voting rights of those holding Common Stock at the time such shares are issued. The rights, preferences and privileges of holders of Common Stock may become subject to those of holders of Preferred Stock if the Company were to issue Preferred Stock in the future.

     The Board of Directors has authority to establish, from time to time, various series of Preferred Stock. When the Board of Directors establishes a series of Preferred Stock, it will determine the rights, preferences and privileges of that series, including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series and the description thereof. No shares of Preferred Stock have been issued, and the Company has no present plans to issue any such shares. The Board of Directors can, without stockholder approval, issue Preferred Stock with voting and conversion rights which could dilute the voting rights of the Common Stockholders. In addition, the ability to issue such shares could deter tender offers which could be in the best interest of our stockholders and prolong the tenure of management.

     If approved, the authorization of an increased number of shares of Common Stock might make the removal of the Company's management more difficult, even if such removal would be generally beneficial to the Company's stockholders. The Company's management could use the additional authorized shares to combat proposed business combinations through the issuance of securities to others selected by management. The shares could be issued in this manner even if the proposal were otherwise favored by nonmanagement stockholders. However, the Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest in the Company, nor is the Board of Directors aware of any current such efforts by any party. There are no anti-takeover measures which are currently a part of the Company's Certificate of Incorporation or Bylaws.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their best judgment.

     The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

                                          By Order of the Board of Directors

                                          James B. Hawkins
                                          Secretary

                               INVIVO CORPORATION
                         4900 HOPYARD ROAD, SUITE 210,
                          PLEASANTON, CALIFORNIA 94588

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Ernest C. Goggio and James B. Hawkins, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock, $.01 par value, of INVIVO CORPORATION, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Invivo Corporation, to be held on May 25, 1999 at 10:00 a.m. at the Company's offices located at 4900 Hopyard Road, Suite 210, Pleasanton, California, and any adjournments thereof, upon the following matter:

1. BOARD OF DIRECTORS' PROPOSAL to amend the Certificate of Incorporation to authorize the issuance of up to 20,000,000 shares of Common Stock.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     The Special Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

                                                       -------------------------
                                                             Signature of
                                                            Stockholder(s)

                                                       Dated , 1999

                                                       Please date and sign
                                                       exactly as your name(s)
                                                       appear on your shares. If
                                                       signing for estates,
                                                       trusts or corporations,
                                                       title or capacity should
                                                       be stated. If shares are
                                                       held jointly, each holder
                                                       should sign.